UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: August 6, 2013
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

425 Walnut Street, Suite 1800 Cincinnati, Ohio	45202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2013, Agilysys, Inc. (the “Company”) announced that Janine Seebeck, age 37, was appointed to serve as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective immediately. Ms. Seebeck has served as the Company’s vice president and controller since November 2011. She joined the Company from Premiere Global Services, Inc., a publicly traded provider of virtual meeting solutions in North America, Europe, and Asia Pacific, where she most recently served as Vice President of Finance, Asia Pacific. She also served as Premiere’s Vice President and Corporate Controller from 2002 to 2008. Previously, she served as a senior associate at PricewaterhouseCoopers. She is a certified public accountant and holds a BSBA in Accounting from John Carroll University.

Ms. Seebeck’s annual salary will be $240,000, and her fiscal year annual incentive opportunity will be equal to 50% of her base salary. She received 2,714 stock settled stock appreciation rights (SSARs) and 1,754 restricted shares upon her appointment. Her SSARs have an exercise price of $11.40, a seven-year term, and vest ratably over a three-year period, on March 31, 2014, 2015 and 2016. The restricted shares vest ratably over the same vesting period as the SSARs.

In connection with Ms. Seebeck’s original hire, the Company entered into an employment agreement with her whereby she will be paid her current base salary and annual incentive and will receive one year of her health and welfare benefits upon termination without cause, or upon a substantial change to her responsibilities or compensation if Ms. Seebeck terminates her employment within the 30-day period following such change. Her employment agreement contains provisions for the protection of the Company’s confidential information for an indefinite period and non-compete and non-solicitation clauses for a one-year period. Other than her employment arrangements, Ms. Seebeck is not a party to any related person transactions with the Company or any of its executive officers, directors, or related persons and does not have any family relationships with any of the Company’s executive officers, directors, or related persons.

Ms. Seebeck replaced Robert R. Ellis, who resigned as Senior Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer, effective August 6, 2013.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description
99.1            Agilysys, Inc. Press Release dated August 9, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: August 9, 2013

Exhibit Index

Exhibit Number        Description

99.1            Agilysys, Inc. Press Release dated August 9, 2013.